Exhibit 99.1

Contact:	Investors
Mary T. Conway
Conway Communications
1-781-772-1679
mary.conway@schange.com

SEACHANGE INTERNATIONAL REPORTS

FIRST QUARTER FISCAL 2020 RESULTS

BOARD AUTHORIZES STOCK REPURCHASE PLAN

ACTON, Mass. (June 6, 2019) –SeaChange International, Inc. (NASDAQ: SEAC) today reported first quarter fiscal 2020 revenue of $8.5 million and a net loss of $10.8 million, or $0.30 per basic share, compared to first quarter fiscal 2019 revenue of $14.9 million and a net loss of $5.5 million, or $0.15 per basic share.

Mark J. Bonney, Executive Chairman, SeaChange, said, “Our fiscal first quarter involved numerous and significant changes, including the acquisition of Xstream, settlement with our largest shareholder, the addition of two new independent directors, the addition of industry veteran Yossi Aloni as our Chief Commercial officer, the adoption of a new go-to-market strategy and migration to a comprehensive end-to-end product offering, our Framework offering, for our customers, as well as the departure of our CEO. While I am not satisfied with the Company’s financial performance during the quarter, I am pleased with our progress towards achieving our annual goals of generating revenue growth and returning to positive cash flow in the second half of this fiscal year.”

He added, “In addition to escalating momentum in sales activity in the quarter, we also cleansed our backlog, which included several contracts that required significant development effort for special features that would not be consistent with our end-to-end solution. While this negatively impacted our quarterly revenue and contributed to a significant loss in the quarter, we believe these headwinds are now behind us. It is also clear that our employees are responding well to and are embracing a new level of engagement and accountability enhancing our ability to significantly improve the Company’s operations and achieve our fiscal 2020 goals.”

Yossi Aloni, Chief Commercial Officer, commented, “We are demonstrating initial proof points that validate our strategy, including significant new customer wins, although these proof points are not yet evident in our financial results, but we expect them to be reflected in future quarters. We have fully launched our Framework video delivery platform, which is generating strong interest from current and new customers, and has already gained several new customers. Transactions involving the Framework platform are expected to begin producing revenues in our second fiscal quarter and increase materially in the back half of the year, in line with the overall annual forecast we provided in April. We remain confident about our ability to achieve our annual revenue guidance we shared in April.”

The Company’s U.S. GAAP first quarter fiscal 2020 results included non-GAAP charges of $1.2 million, which consisted primarily of professional fees of $1.1 million associated with the acquisition of Xstream A/S, the resignation of the Company’s CEO and the re-alignment of the Board of Directors. Also included was amortization of intangible assets from prior acquisitions of $0.3 million, and severance and other restructuring costs of $0.2 million. Stock-based compensation in the first quarter of fiscal 2020 was a reversal of previous expenses, resulting in income of $0.4 million. First quarter fiscal 2019 results included non-GAAP charges of $1.3 million, which consisted primarily of stock-based compensation of $0.9 million and amortization of intangible assets from prior acquisitions of $0.4 million. Non-GAAP loss from operations in the first quarter of fiscal 2020 was $7.5 million, or $0.20 per basic share, compared to the first quarter of fiscal 2019 non-GAAP loss from operations of $3.8 million, or $0.11 per fully basic share.

Quarterly and Recent Highlights

•	Acquired Xstream A/S, an over the top video and TV cloud platform provider based in Europe, adding more than 5 million subscribers and additional SaaS revenues.

•

Won five customers covering multi-year commitments for the Framework video delivery platform amounting to more than $15 million in total deal value, which is expected to be reflected in results beginning in Q2 FY20.

•	Strengthened the management team with the appointment of Mark Bonney as Executive Chairman in April and Yossi Aloni as Chief Commercial Officer in January.

•	Demonstrated the Company’s new Framework approach to customers and prospects at the National Association of Broadcasters (NAB) conference in Las Vegas in April.

•

Adopted a Tax Benefits Preservation Plan to protect the Company’s net operating loss carryforwards; the plan has been submitted to shareholders for approval at the Company’s 2019 Annual Meeting of Shareholders on July 11, 2019.

•

Ended the quarter with cash and cash equivalents of approximately $24.3 million and no debt, reflecting a cash payment of $4.4 million for the acquisition of Xstream as well as several operating costs in the quarter.

•	The Board of Directors approved a share repurchase program of up to $5 million of currently outstanding shares on June 6, 2019.

Outlook

Update on the Company’s key metrics for fiscal 2020:

•	Goal: Close 20-25 significant deals for multiple product/service offerings on an annual basis. Progress: Closed five significant deals since the beginning of the fiscal year.

•

Goal: Increase total annual revenue in the low to mid double digits percentage range to $70-80 million, despite lower year-over-year service revenues. Progress: Despite the impact of significantly cleansing the backlog in Q1, the Company is encouraged by the growth of the Framework deal pipeline and remains confident in the full year revenue target.

•	Goal: Maintain GAAP gross margins in the low 60 percentage range. Progress: Margins produced in the initial Framework deals are consistent with this goal.

•	Goal: Complete the development of three significant new product offerings. Progress: Product development efforts are on track to achieve this goal.

•

Goal: Continue to reduce costs by focusing on reducing essential third-party costs and eliminating non-essential costs. Progress: Efforts to reduce third-party costs are ahead of plan and will largely be completed in Q2, with full quarterly impact expected beginning in Q3.

•

Goal: Deliver GAAP operating results between a loss of $0.09 per basic share to income of $0.07 per fully diluted share and non-GAAP operating income between $0.03 to $0.19 per fully diluted share. Progress: Management continues to believe this goal can be met for the full year.

•

Goal: Increase cash by $3-6 million to $33-36 million, from approximately $30 million at the end of fiscal year 2019. Current outlook: The overall cash goal has not changed but is being altered to reflect the newly-announced $5 Million Share Repurchase Program. The new goal is a cash balance of $28-31 million at year-end. .

The Company continues to believe that achieving these goals will establish the foundation for a business model that could result in sustainable double-digit revenue growth and non-GAAP operating income growth of 12-15% in 2 to 3 years.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities and stock price fluctuations.

The Company believes that achieving these goals will establish the foundation for a business model that could result in sustainable double-digit revenue growth and non-GAAP operating income growth of 12-15% in 2 to 3 years.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its first quarter fiscal 2020 results at 5:00 p.m. ET today, Thursday, June 6, 2019. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast on the Events page at investors.seachange.com. The webcast replay will be archived the same location following completion of the call.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, advertising, and experience management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including the impact of the integration of Xstream A/S and other changes currently underway, guidance frequency, and the anticipated closing of deals, revenue, gross margins, development of new product offerings, cost savings, income from operations, cash balance and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company’s transition to being a company that primarily provides software solutions; the Company’s ability to compete in the marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to realize the benefits of completed or future acquisitions, including Xstream A/S; the impact of acquisitions, divestitures or investments made by the Company,; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has made equity investments; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject, including should the Company’s net operating loss carry-forwards be impaired, notwithstanding the Company’s Tax Benefits Preservation Plan; possible adjustments to estimates resulting from the new tax legislation; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders, notwithstanding the February 2019 Cooperation Agreement with TAR Holdings LLC; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; change in accounting standards; any weakness in the Company’s internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company’s Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2019. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

TABLES TO FOLLOW

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	April 30, 2019	January 31, 2019
Assets
Cash and cash equivalents	$14,697	$20,317
Marketable securities	9,644	10,359
Accounts and other receivables, net	9,921	19,267
Unbilled receivables	5,961	5,448
Inventories, net	758	924
Prepaid expenses and other current assets	6,660	6,033
Property and equipment, net	6,979	7,192
Goodwill and intangible assets, net	13,099	8,753
Other assets	2,578	450

Total assets	$70,297	$78,743

Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$13,446	$12,265
Deferred revenues	9,918	10,746
Deferred tax liabilities and income taxes payable	991	632

Total liabilities	24,355	23,643

Total stockholders’ equity	45,942	55,100

Total liabilities and stockholders’ equity	$70,297	$78,743

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	April 30,
	2019	2018
Revenue:
Product	$1,179	$3,091
Service	7,306	11,844

Total revenue	8,485	14,935

Cost of revenue:
Product	909	326
Service	4,668	5,703

Total cost of revenue	5,577	6,029

Gross profit	2,908	8,906
Operating expenses:
Research and development	4,252	5,729
Selling and marketing	2,852	3,667
General and administrative	4,249	4,572
Severance and restructuring costs	211	54
Loss on impairment of goodwill and long-lived assets	—	—

Total cost and operating expenses	11,564	14,022

Income (loss) from operations	(8,656)	(5,116)

Other income (expense), net	(1,791)	(849)

Income (loss) from operations before income taxes	(10,447)	(5,965)

Income tax (benefit) provision	402	(494)

Net income (loss)	$(10,849)	$(5,471)

Net loss per share, basic and diluted	$(0.30)	$(0.15)
Weighted average common shares outstanding, basic and diluted	36,461	35,608

SeaChange International, Inc

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Three Months Ended April 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(10,849)	$(5,471)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	550	787
Provision for bad debts	98	—
Stock-based compensation expense	(434)	879
Deferred income taxes	368	—
Unrealized foreign currency transaction gain	1,207	575
Other	42	(7)
Changes in operating assets and liabilities, including impact of acquisitions:	—
Accounts and other receivables	9,870	10,449
Unbilled receivables	(491)	(3,571)
Inventory	166	(80)
Prepaid expenses and other current assets and other assets	(355)	224
Accounts payable	(1,591)	(576)
Accrued expenses and other liabilities	(438)	(6,139)
Deferred revenue	(828)	(2,778)
Other operating activities	—	2,356

Net cash used in operating activities	(2,685)	(3,352)

Cash flows from investing activities:
Purchases of property, plant and equipment	(50)	(113)
Cash paid for acquisitions, net	(3,838)	—
Purchases of marketable securities	(6,231)	(3,830)
Proceeds from sales and maturities of marketable securities	6,946	2,009

Net cash used in investing activities	(3,173)	(1,934)

Cash flows from financing activities:
Proceeds from issuance of common stock	9	38
Other financing activities	—	(10)

Net cash provided by financing activities	9	28

Effect of exchange rate on cash and cash equivalents	229	453
Net increase (decrease) in cash and cash equivalents	(5,620)	(4,805)
Cash and cash equivalents at beginning of period	20,317	43,661

Cash and cash equivalents at end of period	$14,697	$38,856

Supplemental disclosure of cash flow information
Income taxes paid	$17	$182

Non-cash activities:
Purchases of property and equipment included in accounts payable	$19	$—

Fair value of common stock issued in acquisition	$874	$—

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP operating loss plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees and severance and other restructuring costs. We discuss non-GAAP loss from operations in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three months ended April 30, 2019 and 2018:

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months ended April 30,
	2019	2018
	(Amounts in thousands)
GAAP loss from operations	$(8,656)	$(5,116)
Amortization of intangible assets	299	404
Stock-based compensation	(434)	879
Professional fees-other	1,119	—
Severance and other restructuring costs	211	54

Non-GAAP loss from operations	$(7,461)	$(3,779)

Net loss per share per non-GAAP loss from operations, basic and diluted	$(0.20)	$(0.11)
Weighted average common shares outstanding, basic and diluted	36,461	35,608

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands, except per share data)

	Twelve Months Ended
	January 31, 2020
GAAP revenue guidance	$70,000	to	$80,000
GAAP loss from operations per basic share	(0.09)		0.07
Exclude stock compensation expense	0.07		0.07
Exclude amortization of intangible assets	0.02		0.02
Exclude professional fees associated with divestitures	0.01		0.01
Exclude restructuring costs	0.02		0.02

Non-GAAP (loss) income from operations per diluted or basic shares	$0.03		$0.19

SeaChange International, Inc.

Supplemental Schedule-Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended
	April 30,
	2019	2018
	(Amounts in thousands)
Product revenues:
Video platform	$157	$2,815
OVP	755	—
Advertising	179	—
User experience	—	17
Hardware	88	259

Total product revenues	1,179	3,091

Service revenues:
Maintenance and support	5,239	7,222
SaaS	203	130
Professional services-video platform	1,864	4,371
User experience	—	121

Total service revenues	7,306	11,844

Total revenues	$8,485	$14,935